UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2021

SUGARMADE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23446	94-3008888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Royal Oaks Dr., Suite 108 Monrovia, CA	91016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 982-1628

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, on January 15, 2021, Sugarmade, Inc. (the “Company”) filed with the Delaware Secretary of State a Certificate of Designations of Preferences and Rights of Series C Preferred Stock (the “Series C Certificate”). The Series C Certificate designated a new series of preferred stock of the Company as Series C preferred stock (“Series C Preferred Stock”) with one share authorized for issuance. The share of Series C Preferred Stock has a number of votes equal to all of the other votes entitled to be cast on any matter by any other shares or securities of the Company plus one. The Series C Preferred Stock will vote together with the common stock. The Series C Preferred Stock is not transferable without prior unanimous approval and consent of the Company’s Board of Directors. It is not convertible and is not entitled to receive any dividends. The Series C Preferred Stock is not entitled to receive any distribution of the Company’s assets or surplus funds upon a liquidation, merger or similar event.

On March 5, 2021, the Company sold one share of Series C Preferred Stock to Jimmy Chan, the Company’s Chief Executive Officer and Chairman of the Board, and a significant stockholder, for a purchase price of $1.00, which amount was provided from Mr. Chan’s personal funds. The issuance was approved by the Company’s Board of Directors.

Prior to acquisition of the Series C Preferred Stock, Mr. Chan owned 19,063,502 shares of the Company’s common stock and 1,500,000 shares of the Company’s Series B Convertible Preferred Stock. In addition, LMK Capital LLC (“LMK”) owned 20,644,733 shares of the Company’s common stock. As majority owner of LMK, Mr. Chan is deemed to be the beneficial owner of LMK’s shares. Therefore, prior to Mr. Chan’s acquisition of the Series C Preferred Stock, Mr. Chan controlled approximately 25.47% of the Company’s voting power. Following acquisition of the share of the Series C Preferred Stock, Mr. Chan has majority voting power.

This sale was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the share of Series C Preferred Stock was issued in reliance upon the exemptions from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D. Mr. Chan has acquired the Series C Preferred Stock for his own accounts and not with a view to distribution in violation of the Securities Act.

Item 5.01 Changes in Control of Registrant.

The information provided in Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: March 10, 2021	By:	/s/ Jimmy Chan
	Name:	Jimmy Chan
	Title:	Chief Executive Officer